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                                                                     EXHIBIT 5.1

                                                               November 14, 1997

Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2200
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to EOP Operating Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with its registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offer for sale of up to 9,758,175 Class A Units of Limited Partnership Interest, $.01 par value per share, all of which units (the "Units") are to be sold by the Partnership. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. sec. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement.

          2. A certificate of the Secretary of State of the State of Delaware dated November 13, 1997 certifying that the Partnership is duly formed under the laws of the State of Delaware and is in good standing and has a legal existence as of such date.

          3. The Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as certified by the Secretary of Equity Office Properties Trust, as managing general partner of the Partnership, on the date hereof as then being complete, accurate and in effect.

          4. Agreement and Plan of Merger dated September 15, 1997 by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Beacon Properties Corporation, and Beacon Properties, L.P. (the "Merger Agreement").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity to authentic original documents of all documents submitted to us as to authenticate copies (including telecopies). We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following effectiveness of the Registration Statement and issuance of the Units in accordance with the terms of the Merger Agreement, the Units will be validly issued, fully paid and nonassessable under the Partnership Act.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          HOGAN & HARTSON L.L.P.